ex14_kpmgconsent.htm

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Curian Variable Series Trust:

We consent to the use of our report dated February 27, 2014 with respect to the financial statements of Curian Guidance – International Moderate Fund and Curian Guidance – Moderate Fund, each a series of Curian Variable Series Trust as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading “FINANCIAL HIGHLIGHTS” in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
January 16, 2015
Chicago, Illinois